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                                                          Exhibit (10)(a)(xiii)

                                   CAPEX NOTE

$3,450,000                                                    Chicago, Illinois
                                                              August 19, 1997


         FOR VALUE RECEIVED, the undersigned, Allied Digital, Inc. (formerly known as Hauppauge Record Manufacturing Ltd.), a New York corporation ("Borrower"), hereby unconditionally promises to pay to the order of American National Bank and Trust Company of Chicago ("Lender"), at the office of Lender at 33 North LaSalle Street, Chicago, Illinois 60690, or at such other place as the holder of this Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of THREE MILLION FOUR HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($3,450,000.00) or, if less, the aggregate unpaid principal amount of all advances made by Lender pursuant to subsection 2.1(C) of the Loan Agreement. This Note is referred to in and was executed and delivered pursuant to that certain Amended and Restated Loan and Security Agreement, dated as of October 30, 1996, between Borrower and Lender (as amended, modified or supplemented from time to time, the "Loan Agreement"), to which reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby was made and is to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Note as defined in the Loan Agreement.

         Borrower further promises to pay interest on the unpaid principal amount hereof from time to time outstanding at a fluctuating rate per annum equal to the Base Rate as from time to time in effect plus one and one-half of one percent (1.50%), provided that following the occurrence and during the continuance of a Default, Borrower shall pay to Lender interest from the date of such Default (or, in the event of a Default other than as described in subsections 9.1(A), (H), or (I) of the Loan Agreement, from the date of notice to such effect from Lender) at the rate set forth above plus an additional three percent (3.00%) per annum. Interest shall be payable on the dates provided for in the Loan Agreement, and shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

         If any payment hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the rate specified above. In no contingency or event whatsoever shall interest charged hereunder,



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however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, Lender shall promptly refund such excess interest to Borrower.

         The principal indebtedness evidenced hereby shall be payable in as follows: each CAPEX Advance made under subsection 2.1(C) of the Loan Agreement shall be payable in thirty-six (36) consecutive monthly installments commencing on the last day of the month in which such CAPEX Advance is made and continuing on the last day of each calendar month thereafter, each of which monthly installments, other than the last monthly installment, shall be equal to the amount obtained by dividing (a) the initial principal amount of such CAPEX Advance by (b) thirty-six (36) and rounding up to the nearest whole dollar, and a final installment equal to the unpaid principal amount of such CAPEX Advance on the final monthly installment date. Notwithstanding the foregoing the entire unpaid principal balance hereof shall become immediately due and payable on July 31, 2000.

         Under certain circumstances, Borrower is required by the Loan Agreement to make prepayments on the principal balance hereof. The principal amount hereof may not be prepaid at any time in whole or in part except as provided in the Loan Agreement.

         Except as otherwise agreed in the Loan Agreement, payments received by Lender from Borrower on this Note shall be applied first to the payment of interest which is due and payable and only thereafter to the outstanding principal balance hereof, subject to Lender's rights to otherwise apply such payments as provided in the Loan Agreement.

         Upon and after the occurrence of a Default or as otherwise provided in the Loan Agreement, this Note may, at the option of Lender, and without prior demand, notice or legal process of any kind (except as otherwise expressly required in the Loan Agreement), be declared, and thereupon immediately shall become, due and payable. This Note shall also become immediately due and payable upon termination of the Loan Agreement.

         Borrower, and all endorsers and other persons obligated hereon, hereby waive presentment, demand, protest, notice of demand, notice of protest and notice of nonpayment and agree to pay all costs of collection, including reasonable attorneys' fees and expenses.


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         This Note has been delivered at and shall be deemed to have been made at Chicago, Illinois and shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of Illinois. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

         Whenever in this Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

                                          ALLIED DIGITAL, INC.


                                          By: /s/
                                          Name:
                                          Title:





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